Exhibit 99.1

First China Pharma Provides Guidance Regarding 3rd Quarter Report

Feb. 24, 2011 (Marketwire) --

HONG KONG -- (Marketwire) -- 02/24/11 -- First China Pharmaceutical Group, Inc. (OTCBB: FCPG) ("First China" or the "Company") is pleased to announce its results for the third quarter, ending December 31, 2010.

On February 23, 2011, First China filed its regular 10Q financial report for the third quarter, ending December 31, 2010, with the SEC. The unaudited financial results indicate sales of US$6.4 million with comprehensive income of approximately US$1.8 million. All of the sales were for the period from October 1 to December 31, 2010 and resulted from the Company's wholly-owned operating subsidiary, Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which the Company acquired on September 15, 2010.

Because XYT represents the operating business of the Company, management believes that the unaudited consolidated pro forma income statement below more accurately represents the financial performance of First China on a comparative basis over Fiscal Year 2010, spanning April 1 to December 31, 2010. On a proforma basis XYT's sales for the 9 months ending December 31, 2010 were $20.7 million.

Company Chairman and CEO Mr. Zhen Jiang Wang notes, "Given the current state of the market in China, we are almost overwhelmed with opportunity. Now that our 3 week long Lunar New Year holiday season here in China is over, we are refocusing our efforts, and aim to bring some fresh talent into our organization, and most of all, we are all pulling together to work even smarter in order to ensure greater success for the last quarter and for fiscal 2011."

Mr. Wang adds, "We are positive about our future and have made it our objective for fiscal 2011 sales revenues to hit an achievable US$50million. As funding comes in, we intend to invest heavily in added products, especially targeting key items offering significant revenue opportunities in order to strengthen our financial base and improve to our messaging and positioning utilizing national public and industry media extensively. Our aim is to double our current goal in hopes of achieving US$100 million before the end of fiscal 2012. As matters stand we are moving ahead to assemble a team and a company that can go the distance and become a truly dynamic force in our industry."

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED DECEMBER 31, 2010
(Stated in US Dollars)
(Unaudited)

	Three months ended December 31,	Nine months ended December 31,
	2010	2010
	$	$

Sales (Gross)	6,377,529	20,719,027
Costs of sales	(4,281,553)	(15,995,080)
Gross profit	2,095,976	4,723,947
Selling expenses	(4,437)	(13,700)
Administrative expenses	(120,278)	(373,885)
Depreciation and amortization	(2,175)	(7,111)
Other income	303,570	303,570
Other operating expenses	(21,830)	(64,602)
Income from operations	2,069,016	4,568,219
Interest income	24	87
Interest expense	(12,157)	(32,011)
Other income	-	-
Income before tax	2,056,883	4,536,295
Income tax	(394,343)	(1,015,328)

Net income	1,662,540	3,520,967
Other comprehensive income - foreign
currency translation adjustments	166,064	324,292
Comprehensive income	1,828,604	3,845,259

Details of the company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About First China Pharmaceutical Group, Inc. (OTCBB: FCPG)

First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is one of a handful of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to market and fill orders using the internet. First China Pharmaceutical Group plans to continue the rapid growth of the company from its current position as a provider of approximately 5,000 drugs to more than 4,700 pharmacies, hospitals and clinics in China's Yunnan Province. For more information visit: www.firstchinapharma.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

First China Pharmaceutical Group, Inc.

Zhen Jiang Wang
Chairman and CEO

Contact:
Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com
Web: www.firstchinapharma.com